Third Quarter Fiscal Year 2006 Results and Conference Call

Forward-looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2005 (including under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent Quarterly Reports on Form 10-Q, which are on file with the SEC and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, shortages or price changes in raw materials, or labor shortages, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. With respect to a possible sale of CHEC, although Centex is currently in discussions with one or more bidders, there can be no assurance that an agreement will be reached or a sale of CHEC will be completed or, if completed, as to the nature of the buyer or the terms or timing of the transaction. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

Home Building Highlights Third Quarter Fiscal 2006 Revenues increased 34% Closings grew 18% to 9,504 Average sales price grew 15% to $311,064 Operating earnings grew 45% Operating margin grew 130bp to 17% SG&A as a percentage of revenue improved 60 bps Backlog Sales (Orders) grew 4% to 8,128 Units increased 13% to 19,795 Dollar value grew 22% to $6.75 billion

Mid-Atlantic 1,341 -8% 1,809 +33% Southeast 1,350 -15% 1,639 +28% Midwest 1,369 -3% 1,667 -1% Southwest 2,581 +28% 2,760 +24% West Coast 1,487 +10% 1,629 +10% Total 8,128 +4% 9,504 +18% Home Building Third Quarter Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended December 31, 2005

Supplementary Information Share repurchases 5,000,000 repurchased at average price of $71.10 per share Additional 1,500,000 shares repurchased in January 2006 3,500,000 shares remain under latest authorization Including dividends, over $360 million returned to shareholders Centex Home Equity Auction process yielded numerous interested parties Discussions ongoing with one or more bidders Board will consider uses of potential proceeds including investment in home building and additional share repurchases

Executing our growth plans Growth Over Prior Year Growth Over Prior Year Growth Over Prior Year FY05 FY06P FY07P Avg. Neighborhoods +6% +6 - 7% +12 - 13% Closings/Avg. Neighborhood +4% +9 - 10% +0 - 2% Avg. Sales Price +11% +10 - 12% +2 - 3% Operating Margin +190 bp +100 bp +0 bp FY03 05 06P 07P Closings 26427 33387 38000 43000 0 1000 1000 FY03 05 06P 07P Closings 631 1378.8 1900 2100 0 50 100 % CHG % CHG Operating Earnings ($ Millions) 33,387 39,000 Closings $1,379 $1,950 44,000 $2,200 FY FY +10% +15% +13% +43% +40% +12%

Current Guidance - Earnings per Diluted Share From Continuing Operations Fourth Quarter Fiscal 2006 $2.97 - $3.17 Full Year Fiscal 2006 $9.65 - $9.85 Represents 34% growth to mid-point Full year Fiscal 2007 $10.75 - $11.25 Represents 13% growth to mid-point

Sharpening Focus, Driving Performance Strong operating performance Sharpening focus on core home building business Attractive capital allocation options Well positioned to improve leadership position

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